Exhibit 5.1

200 Clarendon Street
Boston, Massachusetts 02116
Tel: +1.617.948.6000 Fax: +1.617.948.6001
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
November 1, 2018	Düsseldorf	Rome
	Frankfurt	San Diego
	Hamburg	San Francisco
	Hong Kong	Seoul
	Houston	Shanghai
	London	Silicon Valley
Alzheon, Inc.	Los Angeles	Singapore
111 Speen Street, Suite 306	Madrid	Tokyo
Framingham, MA 01701	Milan	Washington, D.C.

Re:	Registration Statement No. 333-227057;

6,900,000 shares of Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We have acted as special counsel to Alzheon, Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance of up to 6,900,000 shares (including shares subject to the underwriters’ option to purchase additional shares) of common stock, $0.001 par value per share (the “Shares”). The Shares are included in a registration statement on Form S–1 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2018 (Registration No. 333-227057) (as amended, the “Registration Statement”). The Shares are to be sold by the Company pursuant to an underwriting agreement to be entered into by and between the Company and ThinkEquity, a Division of Fordham Financial Management, Inc. and H.C. Wainwright & Co., LLC as representatives of the underwriters named therein (the “Underwriting Agreement”), the form of which has been filed as Exhibit 1.1 to the Registration Statement. The Company is also registering warrants to purchase shares of Common Stock of the Company to be issued to the representatives of the underwriters as additional compensation pursuant to the Underwriting Agreement (the “Representatives’ Warrants”), as well as up to 120,000 shares of Common Stock issuable upon exercise of the Representatives’ Warrants (the “Representatives’ Warrants Shares”). The term “Shares” shall include any additional shares of common stock registered by the Company pursuant to Rule 462(b) under the Act in connection with the offering contemplated by the Registration Statement. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware and of the State of New York, and we express no opinion with respect to any other laws.

November 1, 2018

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:

1.    When the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in total numbers that do not exceed the total number of shares available under the Company’s certificate of incorporation and in the circumstances contemplated by the form of underwriting agreement most recently filed as an exhibit to the Registration Statement, the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

2.    The Representatives’ Warrants, when duly authorized, executed and delivered by all necessary corporate action of the Company in accordance with and in the manner described in the Registration Statement and the Underwriting Agreement, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The foregoing opinion is subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting creditors’ rights generally and equitable principles of general applicability.

3.    The Representatives’ Warrants Shares have been duly authorized for issuance and, when issued and sold by the Company and delivered by the Company upon valid exercise thereof and against receipt of the exercise price therefor, in accordance with and in the manner described in the Registration Statement and the Representatives’ Warrants, will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

With your consent, we have assumed (a) that each of the Representatives’ Warrants will be governed by the internal laws of the State of New York, (b) that each of the Representatives’ Warrants has been or will be duly authorized, executed and delivered by the parties thereto, (c) that each of the Representatives’ Warrants constitutes or will constitute legally valid and binding obligations of the parties thereto other than the Company, enforceable against each of them in accordance with their respective terms, and (d) that the status of each of the Representatives’ Warrants as legally valid and binding obligations of the parties will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

November 1, 2018

Our opinion set forth in numbered paragraph 2 is subject to: (i) the effect of bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) we express no opinion as to (a) any provision for liquidated damages, monetary penalties or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (f) waivers of broadly or vaguely stated rights, (g) provisions for exclusivity, election or cumulation of rights or remedies, (h) provisions authorizing or validating conclusive or discretionary determinations, (i) proxies, powers and trusts, (j) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, and (k) the severability, if invalid, of provisions to the foregoing effect.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement filed pursuant to Rule 462(b) with respect to the Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP